UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2024

Bluerock Homes Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-41322	87-4211187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 32nd Floor

New York, NY 10105

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BHM	NYSE American

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure below describes our acquisition of the Allure Property. All figures provided below are approximate.

As previously disclosed by Bluerock Homes Trust, Inc., a Maryland corporation (the “Company”), in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 26, 2024, on November 20, 2024, the Company, through BHM Allure, LLC (“BHM Allure”), a Delaware limited liability company and wholly-owned subsidiary of the Company’s operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “Operating Partnership”) and BR S2 Allure JV, a Delaware limited liability company and majority-owned subsidiary of the Operating Partnership (“Purchaser”), entered into a Contribution Agreement (the “Contribution Agreement”) with S2 Allure REIT Subsidiary LLC, a Texas limited liability company (“S2 Subsidiary”), S2C REIT OP, LP, a Delaware limited partnership (“S2C REIT OP”), and S2 Allure BEVE LLC, a Delaware limited liability company, S2 Allure ARO LLC, a Delaware limited liability company, S2 Allure VAU LLC, a Delaware limited liability company, and S2 Allure LLC, a Delaware limited liability company (collectively, the “S2 TIC Subsidiaries,” and collectively with S2C REIT OP and S2 Subsidiary, “Seller”), an unaffiliated seller, to acquire in fee simple a 350-unit apartment complex known as Allure at Southpark, located in Charlotte, North Carolina (the “Allure Property”), for a total purchase price of approximately $92.0 million.

Acquisition of Allure Property

On December 6, 2024, the Company, through BHM Allure and Purchaser, acquired the Allure Property from Seller for a total purchase price of approximately $92.0 million.

The acquisition of the Allure Property was based on arm’s length negotiations with an unaffiliated seller. In evaluating the Allure Property as a potential investment, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, submarket demographics, community features and amenities, location, price per unit and occupancy. The Allure Property is subject to a Property Management Agreement with S2 NC Management, LLC, a Delaware limited liability company (“Allure Manager”), an affiliate of Seller, pursuant to which Allure Manager will manage the Allure Property for a property management fee of 3.0% of annual gross cash and resident fee revenues, payable monthly.

Following the acquisition of the Allure Property, the organizational structure with respect to the ownership of the Allure Property is such that the Allure Property is wholly owned by BR Allure, LP (“Allure Owner”), a Delaware limited partnership and majority-owned subsidiary of Purchaser, which is majority-owned by BHM Allure, which is wholly owned by the Operating Partnership.

The acquisition of the Allure Property was funded with (i) approximately $39.31 million of gross equity from the Company (inclusive of certain transaction costs, operating expenses, and operating and lender reserves), and (ii) a senior mortgage loan made by KeyBank National Association on behalf of Fannie Mae (the “Allure Lender”) to Allure Owner in the original principal amount of approximately $55.17 million (the “Allure Loan”).

Senior Loan Financing and Guaranty Obligations for the Acquisition of the Allure Property

The Allure Loan is secured by the Allure Property and matures on January 1, 2030. Beginning February 1, 2025 and continuing on the first day of each calendar month thereafter through maturity, Allure Owner is required to make interest only payments calculated by (i) multiplying the unpaid principal balance of the Allure Loan by the interest rate of 5.58%, (ii) dividing the product by three hundred sixty (360), and (iii) multiplying the quotient obtained by the actual number of days elapsed in the applicable month.

From December 6, 2024 through and including December 30, 2027, prepayment of the Allure Loan is permitted with a prepayment premium equal to the greater of (a) 1.0% of the amount of principal being prepaid or (b) a yield maintenance amount calculated as set forth in the loan agreement. Thereafter, prepayment is permitted (i) from December 31, 2027 through and including September 29, 2029 with a prepayment premium of 1.0%; and (ii) from September 30, 2029 through maturity with no prepayment premium.

In conjunction with the closing of the Allure Loan, the Company entered into a Guaranty of Non-Recourse Obligations to provide certain standard scope non-recourse carveout guarantees of the liabilities of Allure Owner under the Allure Loan.

LLC Agreement of Purchaser

Following the Company’s investment in the Allure Property, the Company holds an indirect equity interest of approximately 98.05% in the Allure Property through Purchaser, in which the Company owns an indirect equity interest of approximately 98.05% and S2 Subsidiary, a wholly owned subsidiary of S2C REIT OP, owns a direct equity interest of approximately 1.95%. Pursuant to the Amended and Restated Limited Liability Company Agreement of Purchaser, BHM Allure, a wholly-owned subsidiary of the Operating Partnership, is the sole manager of Purchaser. Major decisions with respect to Purchaser must be unanimously approved by the members. These major decisions include: (i) any amendment of the limited liability company agreement of either Purchaser or Allure Owner in a manner that materially and disproportionately affect the rights of S2 Subsidiary; (ii) the admission of new members to the extent the same would disproportionately dilute any member (other than in the case of material breach); (iii) an election that would cause Purchaser or Allure Owner to be (a) treated as a corporation for tax purposes or (b) classified as an entity other than a partnership for federal income tax purposes; (iv) permit or cause Purchaser to purchase or invest in real property (other than the Allure Property) to the extent such real property is not adjacent and/or complimentary to the Allure Property; (v) make loans using funds of Purchaser to affiliates of a member; (vi) enter into any transactions with or pay any fees to affiliates of any member to the extent not on an arms-length basis on market terms; and (vii) dissolution of Purchaser in advance of the disposition of the Allure Property.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Real Estate Acquired

Because it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financial statements (audited or unaudited) are available at this time, we hereby confirm that we intend to file the required financial statements on or before February 21, 2025 by amendment to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

See paragraph (a) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK HOMES TRUST, INC.

Date: December 12, 2024	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer